Exhibit 99.1

J & J SNACK FOODS’ FISCAL THIRD QUARTER REVENUE INCREASES BY 17.2% TO AN ALL TIME

QUARTERLY RECORD $380.2M

Pennsauken, NJ, August 2, 2022 – J & J Snack Foods Corp. (NASDAQ: JJSF) (the “Company”) today reported financial results for the third quarter ended June 25, 2022.

	Third Quarter
	Actuals	% vs. LY

Net Sales	$380.2M	17.2%
Operating Income[1]	$21.3M	(44.3%)
Net Earnings	$15.6M	(46.1%)
Earnings per Diluted Share (EPS)[1]	$0.81	(46.4%)

1 GAAP Operating Income includes the impact of $3.1 million in acquisition costs related to the acquisition of Dippin’ Dots. Excluding these one-time expenses, Adjusted Operating Income was $24.3 million, Adjusted Earnings per Diluted Share was $0.93 and Adjusted EBITDA was $38.4 million. See reconciliation of non-GAAP measures below.

Dan Fachner, J & J Snack Foods President and CEO, commented, “J & J Snack Foods delivered strong results in fiscal third quarter, including record quarterly sales and significant improvements in gross margin at 28.7%. This performance reflects a number of positive trends across all three of our business segments, including strong demand for our higher-margin core products, continued strength in our key sales channels and expanding penetration of our products with new and existing customers. I am very proud of the J & J team as they worked tirelessly to help us rebound from the ERP implementation challenges in Q2 and deliver our best sales quarter in the history of the company.”

“We delivered wide-spread strength across all three of our business segments. Frozen Beverages segment sales grew 23.5% compared to the same quarter last year, led by a 36.7% increase in beverages. Food Services segment sales increased 16.0% year-over-year, driven by exceptional growth in our handheld, churros and frozen novelty offerings, as well as double-digit growth in bakery and 9.9% growth in pretzels. Retail sales grew 13.3% in the quarter and 46.1% above pre-Covid 2019 third quarter led by frozen novelties.”

“I am excited about the opportunities ahead for our Company and confident that our portfolio of brands, investments in our business and targeted strategic initiatives will help us to continue to grow, and to do so more efficiently. We are focused on strengthening our operating infrastructure and improving efficiencies in order to become a more resilient and faster growing organization and deliver added value to our customers and shareholders. We believe the recent acquisition of Dippin’ Dots fits perfectly in our brand portfolio and customer strategy and will play a pivotal role in accelerating our growth. We are leveraging a strong balance sheet and healthy liquidity position to acquire a profitable and scalable business that complements our long-term growth strategy and is expected to be accretive to EPS. We have already identified a number of synergies and revenue growth opportunities that we expect to realize over time as we grow the value of the Dippin’ Dots brand. In the coming quarters, we will continue to work with the Dippin’ Dots team to ensure a smooth integration and to deliver incremental value to our shareholders.”

“As was the case in prior quarters, we experienced significant inflationary pressures, including raw materials and packaging, that continue to impact profit margins. We also continue to face historic cost pressures in our supply chain where we saw both sequential and year-over-year increases driven by higher truck driver wages, and rising carrier, storage and fuel costs. In order to offset these pressures, we have a number of cost reduction initiatives underway in R&D, procurement, plant operations and distribution that we expect to see added contribution from in the latter part of the year. In addition, we instituted two price increases over the last nine months to further help offset the inflationary pressures and have already started to see improved gross margins as our most recent price increase took effect in April. Going forward, we are in the process of executing a third price increase, which along with our focus on improved manufacturing efficiencies, cost reduction initiatives, and improved product mix should improve our operating profit margins. As the inflationary environment stabilizes and we execute these initiatives, we are confident that our business will deliver higher margins along with our strong sales trends.”

“In summary, we are pleased with our results for the fiscal third quarter as our business momentum continued despite the ongoing macroeconomic and geopolitical volatility and higher levels of inflation across our markets. Despite these challenges, our long-term vision has never been clearer. We have the right team, brand portfolio, and strategy to win in the marketplace.”

Company Third Quarter Highlights

Net sales increased 17.2% to $380.2 million in Q3 of fiscal 2022, compared to Q3 of fiscal 2021, and by 16.4%, compared of Q3 of fiscal 2019.

Key highlights include:

●	Sales were driven by growth in core products including pretzels, churros, frozen novelties and frozen beverages.
●	Food Service sales exceeded Q3 ’21 by 16.0% and by 17.8%, versus Q3 ’19.
●	Retail segment sales exceeded Q3 ’21 by 13.3%, and by 46.1%, compared to Q3 ’19.
●	Frozen Beverage segment sales beat Q3 ’21 sales by 23.5%, and were flat, versus Q3 ’19.

Gross profit as a percentage of sales was 28.7% in Q3 ’22, compared to 29.7% in Q3 ’21, an improving trend versus Q2 ‘22 but still impacted by the significant cost headwinds our industry continues to face. Key raw material ingredients like flour, oils, eggs, meats and dairy increased an additional 9.5% from Q2 ’22, continuing the historic inflationary trends. Pricing action implemented early in the quarter and improved mix helped offset some of these headwinds and drove overall improvements in gross margin performance for the quarter.

Total operating expenses of $87.8 million represented 23.1% of sales for the quarter, compared to 17.9% in Q3 ’21. The increase reflects the continued rise across distribution and administrative costs, including additional cost increases in freight. Distribution costs represented 12.7% of sales in the quarter, versus 8.4% in the prior year period, and 10.1% in Q2 ’22. Distribution expense as a percentage of sales was over 400 bps higher than the same quarter last year driven by outbound freight, carrier cost increases, storage increases and fuel. Strategic initiatives focused on logistics management and transformation of our distribution network are expected to drive significant savings over the next couple of years as we execute these plans.

Marketing and selling expenses remained at 6.3% of sales, versus the prior year period, and decreased from 7.5%, sequentially. Administrative expenses were 4.1% of sales in Q3 ’22, compared to 3.2% in Q3 ’21 and flat, compared to Q2’ 22.

Despite record sales across our three business segments, operating income was $21.3 million in the third quarter of fiscal 2022, compared to $38.1 million in the prior year period, largely the result the continued historic inflationary environment impacting the economy as well as the one-time $3.1 million cost impact associated with the Dippin’ Dots acquisition. This led to net earnings in Q3 ’22 of $15.6 million, compared to $28.9 million in Q3 ’21. Our effective tax rate was 26.6% in Q3 ’22.

Food Services Segment Third Quarter Highlights

●	Q3 ’22 food service sales increased 16.0% to $227.8 million, compared to Q3 ’21.
●

Theaters and outdoor venues, including stadiums and amusement parks, as well as schools and restaurants and strategic accounts continued to experience an increase in visitation that drove strong sales in our core products, including 9.9% increase in soft pretzel sales to $55.9 million, frozen novelties sales growth of 23.2% to $17.2 million, churro sales growth of 27.5% to $25.6 million, and handheld sales growth of 35.7% to $25.7 million. Bakery sales also had a strong quarter with sales of $95.5 million representing a 11.4% increase, compared to Q3 ‘22.

●	Sales from new products and business were approximately $1 million driven primarily by new bakery products and a growing empanada product at a major convenience customer.
●

Q3 ’22 operating income declined 85.0% to $2.6 million reflecting the significant increase in input, production, and distribution costs, as well as the impact of the majority of the $3.1 million of acquisition costs.

Retail Segment Third Quarter Highlights

●	Q3 ’22 retail sales increased 13.3% to $61.0 million, compared to Q3 ’21.
●	Soft pretzels sales increased 4.5% compared to Q3 ’21, while frozen novelty sales increased 13.5%, biscuit sales increased 33.0% and handheld sales increased by 33.4%, versus the prior year period.
●

New product innovation and expanded business contributed approximately $3 million in the quarter driven by additional placement of Luigi’s, Whole Fruit and Dogsters skus at major grocery retailers and continued success of the new Luigi’s gelato product.

●	Operating income decreased 74.2% to $2.3 million, versus the prior year period driven by higher cost of goods sold and shipping and distribution related expenses.

Frozen Beverages Segment Third Quarter Highlights

●	Frozen beverage segment sales of $91.4 million beat Q3 ’21 sales by 23.5% led by beverage sales.
●

Beverage sales grew 36.7%, or $15.5 million higher than in Q3 ’21 reflecting the strong demand across theaters, amusement parks, convenience, and restaurants. In the amusement parks channel, we continue to see strong growth as both domestic and international visitation numbers continue to recover – and exceed pre-Covid levels. Theater sales continue on their upward trajectory as movie goers indulge in their favorite snacks and watch some of the most highly anticipated movie releases.

●

Machine Service revenues remained relatively flat with continued healthy maintenance call volume, while equipment sales increased 17.4% driven mainly by growth from large QSR and convenience customers.

●	Q3 ’22 operating income improved to $16.3 million, compared to a Q3 ’21 operating income of $11.4 million, as strong sales drove leverage across the business.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and J & J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the  #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, DIPPIN’ DOTS ice cream, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, SOUR PATCH KIDS** Flavored Ice Pops, Tio Pepe’s & CALIFORNIA CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY.  For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

**SOUR PATCH KIDS is a registered trademark of Mondelēz International group, used under license.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements and expectations regarding any current or future recovery in our industry and the future impact of the Company’s enterprise resource planning system implementation. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; COVID-19 related expenses (recoveries); net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, and integration costs.

Adjusted Operating Income consists of operating income adjusted to exclude: COVID-19 related expenses (recoveries); impairment charges, restructuring costs, merger and acquisition costs, and integration costs.

Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: COVID-19 related expenses (recoveries); impairment charges, restructuring costs, merger and acquisition costs, and integration costs. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates.

This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Joseph Jaffoni, Norberto Aja or Jennifer Neuman

JCIR

(212) 835-8500

jjsf@jcir.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS

(in thousands, except per share amounts)

	Three months ended		Nine months ended
	June 25,	June 26,	June 25,	June 26,
	2022	2021	2022	2021

Net Sales	$380,227	$324,344	$980,230	$821,519

Cost of goods sold	271,151	228,170	726,431	614,324
Gross Profit	109,076	96,174	253,799	207,195

Operating expenses
Marketing	24,002	20,502	65,945	56,995
Distribution	48,157	27,311	109,821	75,643
Administrative	15,724	10,348	37,812	29,004
Other general expense (income)	(67)	(131)	28	(399)
Total Operating Expenses	87,816	58,030	213,606	161,243

Operating Income	21,260	38,144	40,193	45,952

Other income (expense)
Investment income	106	470	537	2,419
Interest (expense) & other	(156)	(8)	(231)	(19)

Earnings before
income taxes	21,210	38,606	40,499	48,352

Income tax expense	5,647	9,713	10,574	11,620

NET EARNINGS	$15,563	$28,893	$29,925	$36,732

Earnings per diluted share	$0.81	$1.51	$1.56	$1.92

Weighted average number of diluted shares	19,234	19,185	19,198	19,116

Earnings per basic share	$0.81	$1.52	$1.56	$1.93

Weighted average number of basic shares	19,174	19,045	19,131	18,996

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 25,
	2022	September 25,
	(unaudited)	2021
Assets
Current assets
Cash and cash equivalents	$81,283	$283,192
Marketable securities held to maturity	4,520	7,980
Accounts receivable, net	253,469	162,939
Inventories	173,948	123,160
Prepaid expenses and other	10,519	7,498
Total current assets	523,739	584,769

Property, plant and equipment, at cost	832,425	757,242
Less accumulated depreciation and amortization	513,851	490,055
Property, plant and equipment, net	318,574	267,187

Other assets
Goodwill	188,467	121,833
Other intangible assets, net	196,407	77,776
Marketable securities held to maturity	-	4,047
Marketable securities available for sale	5,608	10,084
Operating lease right-of-use assets	54,990	54,555
Other	3,457	1,968
Total other assets	448,929	270,263
Total Assets	$1,291,242	$1,122,219

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$189	$182
Accounts payable	128,551	96,789
Accrued insurance liability	14,892	16,260
Accrued liabilities	10,121	10,955
Current operating lease liabilities	14,062	13,395
Accrued compensation expense	19,038	17,968
Dividends payable	12,138	12,080
Total current liabilities	198,991	167,629

Long-term debt	125,000	-
Noncurrent finance lease liabilities	318	392
Noncurrent operating lease liabilities	46,017	46,557
Deferred income taxes	61,350	61,578
Other long-term liabilities	3,667	409

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,173,000 and 19,084,000 respectively	90,274	73,597
Accumulated other comprehensive loss	(13,374)	(13,383)
Retained Earnings	778,999	785,440
Total stockholders' equity	855,899	845,654
Total Liabilities and Stockholders' Equity	$1,291,242	$1,122,219

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	Nine months ended
	June 25,	June 26,
	2022	2021

Operating activities:
Net earnings	$29,925	$36,732
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of fixed assets	36,292	36,278
Amortization of intangibles and deferred costs	1,775	2,096
Loss from disposals of property & equipment	50	-
Share-based compensation	3,484	3,252
Deferred income taxes	(227)	(188)
Loss (Gain) on marketable securities	412	(926)
Other	(212)	(305)
Changes in assets and liabilities, net of effects from purchase of companies:
Increase in accounts receivable	(78,058)	(27,940)
Increase in inventories	(42,784)	(5,964)
(Increase) decrease in prepaid expenses	(102)	5,710
(Decrease) increase in accounts payable and accrued liabilities	19,798	24,823
Net cash (used in) provided by operating activities	(29,647)	73,568

Investing activities:
Payments for purchases of companies, net of cash acquired	(221,301)	-
Purchases of property, plant and equipment	(64,231)	(34,456)
Proceeds from redemption and sales of marketable securities	11,526	54,191
Proceeds from disposal of property and equipment	1,147	2,079
Other	-	42
Net cash (used in) provided by investing activities	(272,859)	21,856

Financing activities:
Proceeds from issuance of stock	12,168	17,178
Borrowings under credit facility	125,000	-
Payment for debt issuance costs	(225)	-
Payments on finance lease obligations	(150)	(48)
Payment of cash dividend	(36,299)	(32,719)
Net cash provided by (used in) financing activities	100,494	(15,589)

Effect of exchange rate on cash and cash equivalents	103	624

Net (decrease) increase in cash and cash equivalents	(201,909)	80,459

Cash and cash equivalents at beginning of period	283,192	195,809

Cash and cash equivalents at end of period	$81,283	$276,268

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited) (in thousands)

	Three months ended		Nine months ended
	June 25,	June 26,	June 25,	June 26,
	2022	2021	2022	2021

Sales to External Customers:
Food Service
Soft pretzels	$55,946	$50,895	$149,628	$120,356
Frozen novelties	17,155	13,927	32,917	30,812
Churros	25,614	20,096	62,550	46,358
Handhelds	25,740	18,971	64,741	56,574
Bakery	95,495	85,706	287,293	257,580
Other	7,892	6,884	18,785	14,546
Total Food Service	$227,842	$196,479	$615,914	$526,226

Retail Supermarket
Soft pretzels	$11,696	$11,193	$43,642	$40,871
Frozen novelties	41,865	36,898	78,586	71,600
Biscuits	6,066	4,562	20,024	18,717
Handhelds	1,589	1,191	3,934	6,215
Coupon redemption	(605)	(513)	(2,227)	(2,196)
Other	397	526	501	1,652
Total Retail Supermarket	$61,008	$53,857	$144,460	$136,859

Frozen Beverages
Beverages	$57,791	$42,279	$126,919	$76,663
Repair and maintenance service	22,892	22,789	65,903	59,903
Machines revenue	9,868	8,404	25,257	20,556
Other	826	536	1,777	1,312
Total Frozen Beverages	$91,377	$74,008	$219,856	$158,434

Consolidated Sales	$380,227	$324,344	$980,230	$821,519

Depreciation and Amortization:
Food Service	$7,097	$6,817	$20,436	$20,334
Retail Supermarket	405	378	1,157	1,147
Frozen Beverages	5,514	5,469	16,474	16,893
Total Depreciation and Amortization	$13,016	$12,664	$38,067	$38,374

Operating Income :
Food Service	$2,640	$17,644	$12,177	$29,879
Retail Supermarket	2,341	9,080	8,416	20,167
Frozen Beverages	16,279	11,420	19,600	(4,094)
Total Operating Income	$21,260	$38,144	$40,193	$45,952

Capital Expenditures:
Food Service	$21,673	$10,383	$45,757	$25,915
Retail Supermarket	2,815	93	6,438	194
Frozen Beverages	4,437	5,151	12,036	8,347
Total Capital Expenditures	$28,925	$15,627	$64,231	$34,456

Assets:
Food Service	$957,719	$779,730	$957,719	$779,730
Retail Supermarket	29,147	33,405	29,147	33,405
Frozen Beverages	304,376	288,411	304,376	288,411
Total Assets	$1,291,242	$1,101,546	$1,291,242	$1,101,546

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited) (in thousands)

	Three Months Ended		Nine Months Ended

	June 25,	June 26,	June 25,	June 26,
	2022	2021	2022	2021

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$15,563	$28,893	$29,925	$36,732
Income Taxes	5,647	9,713	10,574	11,620
Investment Income	(106)	(470)	(537)	(2,419)
Interest Expense	156	8	231	19
Depreciation and Amortization	13,016	12,664	38,067	38,374
Share-Based Compensation	1,134	982	3,484	3,252
Merger and Acquisition Costs	3,088	-	3,088	-
COVID-19 Expenses (Recoveries)	-	442	(874)	1,949
Net (Gain) Loss on Sale or Disposal of Assets	(50)	-	50	-
Adjusted EBITDA	$38,448	$52,232	$84,008	$89,527

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	$21,260	$38,144	$40,193	$45,952
Merger and Acquisition Costs	3,088	-	3,088	-
COVID-19 Expenses (Recoveries)	-	442	(874)	1,949
Adjusted Operating Income	$24,348	$38,586	$42,407	$47,901

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share (1)	$0.81	$1.51	$1.56	$1.92
Merger and Acquisition Costs	0.12	-	0.12	-
COVID-19 Expenses (Recoveries)	-	0.02	(0.03)	0.07
Adjusted Earnings per Diluted Share	$0.93	$1.53	$1.65	$1.99

(1)	Income taxes associated with pre-tax adjustments determined using statutory tax rates